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                                                                  EXECUTION COPY


                              AMENDED AND RESTATED
                    INTERCREDITOR AND SUBORDINATION AGREEMENT

                  AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of April 12, 1999, by and among the registered holder of the 14% Debentures (defined as hereinafter provided) (the "Holder"), WHRC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Whitehall"), RCPI TRUST, a Delaware business trust (together with its predecessors, successors and assigns, the "Borrower"), and NATIONSBANK, N.A., a national banking association, as agent (together with its successors and assigns in such capacity, the "Agent") for the Lenders parties to the Senior Credit Agreements (as hereinafter defined).

                                    RECITALS

         Each of the Holder, Whitehall, the Borrower and the Agent are parties to that certain Intercreditor and Subordination Agreement, dated as of May 16, 1997 (as in effect on the date hereof, the "Existing Intercreditor Agreement"). In connection with the entering into of the Credit Agreement, dated as of April 12, 1999, among the Borrower, the lenders parties thereto, and the Agent, the parties hereto have determined to amend the Existing Intercreditor Agreement and restate it as so amended as more fully set forth herein. Accordingly, in consideration of the premises and for other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree that the Existing Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

                  1. Definitions. (a) Unless otherwise defined herein, terms defined in the Senior Credit Agreements and used herein shall have the meanings given to them in the Senior Credit Agreements, as applicable.

                  (b) The following terms shall have the following meanings:

                  "Additional Senior Credit Agreement": the Credit Agreement, dated as of April 12, 1999, among the Borrower, the Agent and the Lenders parties thereto from time to time, as such Credit Agreement may be amended, modified, supplemented or replaced from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original Agent and Lenders under such Credit Agreement or a successor Agent or other Lenders).

                  "Agreement": this Amended and Restated Intercreditor and Subordination Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                  "Blockage Period": any of:
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                  (a) any period commencing on the date a Default Blockage
Notice is given and ending on the earlier to occur of:

                  (i) the date when the Event of Default that was the basis for such Default Blockage Notice has been cured or waived; and

                  (ii) 180 days after the date such Default Blockage Notice is given; and

                  (b) any period commencing on the date that the Borrower is required to make any prepayment pursuant to Section 2.11(e) of each Senior Credit Agreement and ending on the first 14% Debenture Interest Payment Date thereafter (i) which occurs after the time when at least two complete fiscal quarters have elapsed since the date the Borrower is required to make such prepayment, (ii) on which the Debt Service Coverage Ratio (as defined in the Existing Senior Credit Agreement) for each of the Test Periods ended on the last days of each of the fiscal quarters of the Borrower ended after the immediately preceding 14% Debenture Interest Payment Date shall have been 1.40 to 1 or greater and (iii) on which the Debt Service Coverage Ratio (as defined in the Additional Senior Credit Agreement) for each of the Test Periods ended on the last days of each of the fiscal quarters of the Borrower ended after the immediately preceding 14% Debenture Interest Payment Date shall have been 1.15 to 1 or greater.

                  "Default Blockage Notice": a written notice from the Agent to the Borrower given as provided in each Senior Credit Agreement that a Non-Payment Event of Default has occurred and is continuing.

                  "Existing Senior Credit Agreement": the Credit Agreement, dated as of May 16, 1997, among the Borrower, the Agent and the Lenders parties thereto from time to time, as amended by the Amendment, dated as of April 12, 1999, among the Borrower, the Lenders party thereto and the Agent and as such Credit Agreement may be further amended, modified, supplemented or replaced from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original Agent and Lenders under such Credit Agreement or a successor Agent or other Lenders).

                  "Insolvency Event": (1) The Borrower or any of its Material Subsidiaries commencing any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries making a general assignment for the benefit of its creditors; or
(2) there being commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the


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entry of an order for relief or any such adjudication or appointment or (ii)
remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there being commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (4) the Borrower or any of its Material Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) the Borrower or any of its Material Subsidiaries generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

                  "Material Subsidiary": any Subsidiary of the Borrower having assets (other than the Air Rights) with a fair market value in excess of $10,000,000.

                  "Non-Payment Event of Default": any event (other than a Payment Event of Default) the occurrence of which entitles one or more of the Senior Lenders to accelerate the maturity of any of the Senior Obligations.

                  "Payment Event of Default": any default in the payment of the Senior Obligations (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period with respect thereto.

                  "Senior Credit Agreements": the collective reference to the Existing Senior Credit Agreement and the Additional Senior Credit Agreement.

                  "Senior Lenders": the holders from time to time of Senior Obligations.

                  "Senior Loan Documents": the collective reference to the Senior Credit Agreements, the Senior Notes and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

                  "Senior Loans": the loans made by the Senior Lenders to the Borrower pursuant to the Senior Credit Agreements.

                  "Senior Notes": the promissory notes of the Borrower outstanding from time to time under the Senior Credit Agreements.

                  "Senior Obligations": the collective reference to the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of the Borrower to the Agent and the Senior Lenders (including, without limitation, interest accruing at the then applicable rate provided in the applicable Senior Credit Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the applicable Senior Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred,


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which may arise under, out of, or in connection with, the Senior Credit
Agreements, the Senior Notes, this Agreement, the other Senior Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Senior Credit Agreements or this Agreement or any other Senior Loan Document).

                  "Subordinated Debt Documents": the collective reference to the 14% Debentures Purchase Agreement (as defined in the Additional Senior Credit Agreement), the 14% Debentures and any other documents or instruments that from time to time evidence the 14% Debentures or secure or support payment or performance thereof.

                  "Subordinated Holders": the holders from time to time of the Subordinated Obligations.

                  "Subordinated Obligations": the collective reference to the unpaid principal of and interest on the 14% Debentures, all obligations of the Borrower to redeem, repurchase or defease any 14% Debentures and all other obligations and liabilities of the Borrower to the Subordinated Holders (including, without limitation, interest accruing at the then applicable rate provided in the 14% Debenture Purchase Agreement after the maturity of the 14% Debentures and interest accruing at the then applicable rate provided in the 14% Debenture Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the 14% Debenture Purchase Agreement, the 14% Debentures or any other Subordinated Debt Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Holders that are required to be paid by the Borrower pursuant to the terms of the 14% Debenture Purchase Agreement (as defined in the Additional Senior Credit Agreement) or this Agreement or any other Subordinated Debt Document).

                  "Subordination Event": either of the following events:

                  (i) the occurrence of any Insolvency Event; or

                  (ii) the Senior Obligations becoming due and payable in full, whether upon maturity, acceleration or otherwise.

                  "Whitehall" as defined in the caption to this Agreement.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.


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                  (d) The meanings given to terms defined herein shall be
equally applicable to both the singular and plural forms of such terms.

                  2. Subordination. (a) Each of the Subordinated Holders agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 2(b)) to all Senior Obligations.

                  (b) "Subordinate and junior in right of payment" means that:

                      (1) no part of the Subordinated Obligations shall have any claim to the assets of the Borrower on a parity with or prior to the claim of the Senior Obligations;

                      (2) unless and until the Senior Notes have been paid in full and the Commitments have been terminated, without the express prior written consent of the Agent,

                          (A) no Subordinated Holder will take, demand or
receive from the Borrower, and the Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations, and

                          (B) no Subordinated Holder will accelerate for any
reason the scheduled maturities of any amount owing under the 14% Debentures;

provided, however, that

                  (i) at any time, except during a Blockage Period or when a Payment Event of Default has occurred and is continuing, the Borrower may make, and the Subordinated Holders may receive, scheduled payments on account of interest (including deferred interest) on the 14% Debentures in accordance with the terms thereof, and

                  (ii) upon the occurrence of a Subordination Event the Subordinated Holders may accelerate the scheduled maturities of the 14% Debentures but may not receive payments in respect thereof until the Senior Notes have been paid in full and the Commitments have been terminated; and

provided, further, however, that, notwithstanding clause (i) of the immediately preceding proviso, the Borrower may make, and the Subordinated Holders may receive, during the continuance of any Blockage Period existing solely pursuant to clause (b) of the definition of "Blockage Period", payments on account of current and accrued interest on the 14% Debentures:

                           (x) on any 14% Debenture Interest Payment Date in an
                  amount, and only up to an amount, equal to the excess, if any, of the amount of interest scheduled to be paid on the 14% Debentures on such 14% Debenture Interest Payment Date (excluding any scheduled interest on the 14% Debentures unpaid from prior 14% Debenture Interest Payment Dates, but including interest


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                  accrued on such unpaid interest for the period since the
                  immediately preceding 14% Debenture Interest Payment Date) over the aggregate amount of any Accelerated Amortization Payments payable in respect of each of the two Test Periods most recently ended prior to such 14% Debenture Interest Payment Date, and

                           (y) on any 14% Debenture Interest Payment Date in an
                  amount, and only up to an amount, equal to the 14% Debenture Quarterly Amount for such 14% Debenture Interest Payment Date, so long as (1) no payment of interest on the 14% Debentures pursuant to this clause (y) of this proviso has been made during the one-year period preceding the date of such payment and (2) after giving effect to such payment, the Borrower shall have cash and Cash Equivalents standing to its account in an aggregate amount not less than $10,000,000, and

                           (z) so long as no Default or Event of Default (as to
                  which, if any notice is required to be given by the Agent, such notice has been given) shall have occurred and be continuing before or after giving effect to such payment, in an amount not in excess of a cash contribution to the common equity of the Borrower by the Investors made contemporaneously with such payment.

                  (c) No Event of Default which existed on the date any Default Blockage Notice was given shall be the basis for giving any subsequent Default Blockage Notice, unless such Event of Default shall have been cured or waived or otherwise ceased to exist for a period of not less than 90 consecutive days after the date such Default Blockage Notice was given.

                  (d) No more than one Default Blockage Notice may be given within any consecutive 180-day period.

                  (e) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full, in cash and in immediately available funds, of all of the Senior Obligations.

                  3. Additional Provisions concerning Subordination. (a) The Subordinated Holders and the Borrower agree that upon the occurrence of any Subordination Event:

                     (1) all Senior Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinated Obligations; and

                     (2) any payment or distribution of assets of the Borrower, whether in cash, property or securities, to which any Subordinated Holder would be entitled except for the provisions hereof, shall be paid or delivered by the Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Agent, for the account of the Senior Lenders, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Subordinated Holder.


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                  (b) Upon the occurrence of any event or proceeding described in clause (1) or (2) of the definition of "Insolvency Event" commenced by or against the Borrower:

                      (1) each Subordinated Holder irrevocably authorizes and empowers the Agent (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and
(B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions (but excluding the right to vote any claim of any Subordinated Holder in any such proceeding), in its own name as Agent, or in the name of the Subordinated Holders or otherwise, as the Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Agent to take any such action, and provided, further, however, that if the Agent shall take such action, the Agent shall use its reasonable efforts to keep the Subordinated Holders reasonably informed in connection with such action;

                      (2) each Subordinated Holder shall take such action, duly and promptly, as the Agent may reasonably request from time to time (A) to collect the Subordinated Obligations for the account of the Senior Lenders and
(B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

                      (3) each Subordinated Holder shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Agent may reasonably request to enable the Agent to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

                  (c) If any payment or distribution, whether consisting of money, property or securities, be collected or received by any Subordinated Holder in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in paragraph 2(b), such Subordinated Holder forthwith shall deliver the same to the Agent for the account of the Senior Lenders, in the form received, duly endorsed to the Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by such Subordinated Holder as the property of the Senior Lenders, segregated from other funds and property held by such Subordinated Holder.

                  4. Subrogation. Subject to the prior payment in full of the Senior Obligations, the Subordinated Holders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of the Borrower in respect of the Senior Obligations. For the purposes of such subrogation, payments or distributions to the Agent, for the account of the Senior Lenders, of any money, property or securities to which any Subordinated Holder would be entitled except for the provisions of this Agreement shall be deemed, as between the Borrower and its creditors other than the Senior Lenders and such Subordinated Holder, to be a payment by the Borrower to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended


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solely, for the purpose of defining the relative rights of the Subordinated
Holders, on the one hand, and the Senior Lenders, on the other hand.

                  5. Consent of Subordinated Holders.

                  (a) Each Subordinated Holder consents, notwithstanding any provision to the contrary contained in the Subordinated Debt Documents, to the execution, delivery and performance of the Senior Loan Documents and to the incurrence and existence of the Senior Obligations.

                  (b) Each Subordinated Holder consents that, without the necessity of any reservation of rights against any Subordinated Holder, and without notice to or further assent by any Subordinated Holder:

                      (1) any demand for payment of any Senior Obligations made by the Agent or any Senior Lender may be rescinded in whole or in part by the Agent or any such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower or any co-obligor or any other party upon or for any part thereof, or right of offset with respect thereto, or any obligation or liability of the Borrower or any other party under the Senior Credit Agreements or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Senior Lender; and

                      (2) the Senior Credit Agreements, the Senior Notes and any other Senior Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or any Senior Lender may deem advisable from time to time, provided, that no such amendment, supplement or other modification shall increase the aggregate principal amount of the Commitments or Loans available and outstanding thereunder, or increase the interest rate thereon, in each case all without notice to or further assent by any Subordinated Holder, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

                  (c) Each Subordinated Holder waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Holder acknowledges and agrees that the Senior Lenders have relied upon the subordination provided for herein in entering into the Senior Credit Agreements and in making funds available to the Borrower thereunder. Each Subordinated Holder waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.


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                  6. Covenants of the Subordinated Holders and Whitehall. (a) So
long as any of the Senior Obligations shall remain outstanding, no Subordinated Holder shall, without the prior written consent of the Agent:

                  (i) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "Transferee") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless such transaction is made expressly subject to this Agreement, and the Transferee expressly acknowledges to the Agent, by a writing in form and substance reasonably satisfactory to the Agent, the subordination provided for herein and agrees to be bound by all of the terms hereof;

                  (ii) permit any of the Subordinated Debt Documents to be amended, modified or otherwise supplemented; or

                  (iii) commence, or join with any creditors other than the Senior Lenders in commencing any proceeding referred to in clause (1) or (2) of the definition of "Insolvency Event."

                  (b) Whitehall covenants and agrees that, in the event of any sale, assignment or transfer by any Subordinated Holder of any interest in the Subordinated Obligations, Whitehall shall (i) give prompt written notice thereof to the Agent.

                  7. Senior Obligations Unconditional. All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Holders and the Borrower hereunder, shall remain in full force and effect irrespective of:

                  (a) any lack of validity or enforceability of any Senior Loan Documents by reason of the commencement or pendency of any case, proceeding or action described in clause (1) or (2) of the definition of 'Insolvency Event";

                  (b) subject to the proviso to Section 5(b)(2) hereof, any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreements or any other Senior Loan Document;

                  (c) any exchange, release or nonperfection of any security interest in any collateral for any Senior Obligations, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

                  (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Obligations, or of either any Subordinated Holder or the Borrower in respect of this Agreement which is or is in the nature of a defense available to a surety.


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                  8. Representations and Warranties. (a) The Holder represents and warrants to the Agent and the Senior Lenders that:

                  (i) its 14% Debentures are owned by the Holder free and clear of any Liens whatsoever arising from, through or under the Holder, other than the interest of Whitehall, Goldman Sachs Capital Markets, L.P. and the interest of the Senior Lenders under this Agreement.

                  (ii) The Holder has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

                  (iii) This Agreement constitutes a legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (iv) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Holder and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Holder pursuant to any Requirement of Law affecting or any Contractual Obligation of the Holder, except the interest of the Senior Lenders under this Agreement.

                  (v) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Holder), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                  9. No Representation by Agent. Neither the Agent nor any Senior Lender has made, and none of them hereby or otherwise makes to the Subordinated Holders, any representations or warranties, express, or implied, nor does the Agent or any Senior Lender assume any liability to any Subordinated Holder with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (c) the Borrower's title or right to transfer any collateral or security.

                  10. Waiver of Claims. To the maximum extent permitted by law, each Subordinated Holder waives any claim it might have against the Senior Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Agent, the Senior Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or


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remedies under the Senior Loan Documents. Neither the Agent, any Senior Lender
nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of such collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any such collateral upon the request of the Borrower or any Subordinated Holder or any other Person or to take any other action whatsoever with regard to such collateral or any part thereof.

                  11. Provisions Applicable After Bankruptcy; No Turnover.

                  (a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event.

                  (b) To the extent that any Subordinated Holder has or acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any collateral for any Senior Obligations or Subordinated Obligations, such Subordinated Holder hereby agrees not to assert such rights without the prior written consent of the Agent, on behalf of the Senior Lenders; provided that, if requested by the Agent, such Subordinated Holder shall seek to exercise such rights in the manner requested by the Agent, including the rights in payments in respect of such rights.

                  12. Further Assurances. The Subordinated Holders and the Borrower, at their own expense and at any time from time to time, upon the written request of the Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                  13. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Agent and the Senior Lenders on the one hand and the Subordinated Holders on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

                  14. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the Commitments are terminated.

                  15. Authority of Agent. The Borrower and the Subordinated Holders acknowledge that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Senior Lenders, be governed by the applicable Senior Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent, on the one hand, and the Borrower and the Subordinated Holders, on the other hand, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Borrower nor any Subordinated Holder shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  16. Notices. All notices, requests and demands to or upon the Agent or the Borrower or any Subordinated Holder to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (1) in the case of delivery by hand, when delivered or (2) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, (3) in the case of delivery by overnight courier, one Business Day after being delivered to a nationally recognized overnight courier service, with shipping charges paid for delivery on the next Business Day, or (4) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows:

If to the Agent:           NationsBank, N.A.
                           901 Main Street, TXI-492-51-01
                           Dallas, Texas 75202
                           Attention:    Ms. Carolyn Mason
                           Telephone:  214-508-9338
                           Facsimile:   214-508-1571

                           with copies to:

                           NationsBank, N.A.
                           100 North Tryon Street, 11th Floor
                           Charlotte, North Carolina 28255
                           Attention:    Mr. Thomas K. Sittema
                           Telephone:  704-386-0637
                           Facsimile:   704-388-9408

                           and

                           Cadwalader, Wickersham & Taft
                           227 West Trade Street, Suite 2400
                           Charlotte, North Carolina 28202
                           Attention:   Christopher M. McDermott, Esq.
                           Telephone: 704-348-5100
                           Facsimile:  704-348-5200

If to the Borrower:        RCPI Trust
                           c/o Tishman Speyer Properties L.P.
                           520 Madison Avenue
                           New York, New York 10022
                           Attention:   Mr. Jerry Speyer
                           Telephone: 212-715-0310
                           Facsimile:  212-319-1745

                           with copies to:

                           Whitehall Street Real Estate Limited Partnership V 85 Broad Street

                           New York, New York  10004
                           Attention:   Chief Financial Officer
                           Attention:   Chief Financial Officer
                           Telephone: 212-902-3171
                           Facsimile:  212-357-5505

                           and

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Attention:   Gary Israel, Esq.
                           Telephone: 212-558-4005
                           Facsimile:  212-558-3588

If to Whitehall:           WHRC Real Estate Limited Partnership
                           85 Broad Street
                           New York, New York  10004
                           Attention:   Chief Financial Officer
                           Telephone: 212-902-3171
                           Facsimile:  212-357-5505;

                           with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Attention:   Gary Israel, Esq.
                           Telephone: 212-558-4005
                           Facsimile:  212-558-3588

If to any Subordinated Holder, at its address or transmission number for notices set forth under its signature below.

The Agent, the Borrower and any Subordinated Holder may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

                  17. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Agent.

                  18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  19. Integration. This Agreement represents the agreement of the Agent and the Senior Lenders and the Subordinated Holders with respect to the subject matter hereof and there are no promises or representations by the Agent or any Senior Lender or any Subordinated Holder relative to the subject matter hereof not reflected herein.

                  20. Amendments in Writing; No Waiver: Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Agent, the Borrower and each Subordinated Holder; provided that any provision of this Agreement may be waived by the Agent and the Senior Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

                  (b) No failure to exercise, nor any delay in exercising, on the part of the Agent or any Senior Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  21. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  22. Successors and Assigns. (a) This Agreement shall be binding upon the successors and assigns of the Borrower and the Subordinated Holders and shall inure to the benefit of the Agent and the Senior Lenders and their successors and assigns.

                  (b) Upon a successor Agent becoming the Agent under either Senior Credit Agreement, such successor Agent automatically shall become an Agent hereunder with respect to such Senior Credit Agreement with all the rights and powers of the Agent hereunder without the need for any further action on the part of any party hereto. In the event that the "Agent" under one Senior Credit Agreement is not the same as the "Agent" under the other Senior Credit Agreement, the term "Agent" herein shall refer collectively to both such Agents.

                  23. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                               NATIONSBANK, N.A., as Agent



                               By____________________________________


                               Title_________________________________



                               RCPI TRUST



                               By____________________________________


                               Title_________________________________


                               HOLDER OF 14% DEBENTURES

                               By: WHRC Real Estate Limited Partnership, its
                                   attorney-in-fact

                               By: WHRC Gen-Par, Inc., its General Partner


                                   By________________________________

                                   Title_____________________________

                               Address:

                               85 Broad Street
                               New York, New York 10004
                               Attention:  Chief Financial Officer
                               Fax: 212-357-5505

                               Solely as to Section 6(b):

                               WHRC REAL ESTATE LIMITED PARTNERSHIP

                               By: WHRC Gen-Par, Inc., its General Partner


                                   By_______________________________

                                   Title____________________________

                               Address:

                               85 Broad Street
                               New York, New York 10004
                               Attention:  Chief Financial Officer
                               Fax: 212-357-5505